UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2025
Olaplex Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40860	87-1242679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
432 Park Avenue South, Third Floor, New York, NY 10016
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 691-0776
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OLPX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 20, 2025, the Board of Directors (the "Board") of Olaplex Holdings, Inc. (the "Company") elected Jerome Griffith to serve as a Class I director of the Board, effective as of such date, with a term expiring at the Company's 2028 Annual Meeting of Stockholders.
Mr. Griffith age 67, has extensive executive leadership experience in the retail and consumer goods industries. He most recently served as Chief Executive Officer, President, and a member of the Board of Directors of Brown Jordan Inc. from June 2023 until March 2025. Prior to that, he was Chief Executive Officer of Lands’ End, Inc. from March 2017 to January 2023 and served as Executive Vice Chairman of its Board of Directors from March 2017 to May 2023. From 2009 to 2016, Mr. Griffith was Chief Executive Officer, President and a member of the Board of Directors of Tumi Holdings, Inc. Earlier in his career, he held several leadership roles at Esprit Holdings Limited, including Chief Operating Officer and board member beginning in 2003, and President of Esprit North and South America starting in 2006. From 1999 to 2002, he served as Executive Vice President at Tommy Hilfiger, and from 1998 to 1999, he was President of Retail at The J. Peterman Company. Mr. Griffith began his career at Gap Inc., where he held various positions from 1989 to 1998. Mr. Griffith currently serves on the Boards of Directors of Samsonite International S.A., Vince Holding Corp., and Brown Jordan Inc. In addition, he is a member of the Board of Visitors for the Smeal College of Business at The Pennsylvania State University. Mr. Griffith holds a Bachelor of Science in Marketing from The Pennsylvania State University.
In accordance with the Company’s current Non-Employee Director Compensation Policy (the “Policy”), Mr. Griffith will receive an annual cash retainer of $100,000 for service on the Board, payable quarterly, in arrears, and pro-rated for partial years of service. In addition, consistent with the Policy, Mr. Griffith will receive an annual grant of restricted stock units (“RSUs”) of the Company with an aggregate value of approximately $150,000 on the date of the first Board meeting following each annual meeting of the Company’s stockholders. The RSUs will vest on the date of the following year's annual meeting of the Company's stockholders, subject to Mr. Griffith’s continued service on the Board through such date.
Mr. Griffith will enter into an indemnification agreement with the Company in substantially similar form as Exhibit 10.2 to the Company's Annual Report on Form 10-K filed with the SEC on March 4, 2025.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: July 22, 2025	Olaplex Holdings, Inc.

	By:	/s/ Amanda Baldwin
	Name:	Amanda Baldwin
	Title:	Chief Executive Officer